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                                                                  Exhibit 10(a)



 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 49 to the Registration Statement (Form N-4 No. 333-63505) and Amendment No. 332 to the 1940 Act Registration Statement (Form N-4 No. 811-05721) pertaining to Lincoln National Variable Annuity Account H, and to the use therein of our reports dated
(a) April 2, 2013, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) April 2, 2013, with respect to the financial statements of Lincoln National Variable Annuity Account H.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 2, 2013